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                                                                    Exhibit 10.3


                                    GUARANTY

            GUARANTY, dated December 24, 1997, made by each of the undersigned entities (jointly and severally, the "Guarantors"), in favor of Hong J. Han and Vasiliki Della Pasvantidou Rounick as Executrix of the Estate of Herbert Rounick (the "Guaranteed Parties").

            PRELIMINARY STATEMENT. (a) The Guarantors are affiliates of The HeRo Group, Inc., a New York corporation (the "Obligor"), and, other than Nah Nah Collection Inc., NNCS-NJ LLC and N.N.C.S. LLC, previously guaranteed all of the obligations of the Obligor to Vasiliki Della Pasvantidou Rounick as Executrix of the Estate of Herbert Rounick pursuant to a three notes dated May 31, 1995, in the aggregate original principal amount of $5,296,000 which notes represented the consolidated indebtedness of the Obligor to Vasiliki Della Pasvantidou Rounick as Executrix of the Estate of Herbert Rounick and indebtedness of various affiliates of the Obligor to Vasiliki Della Pasvantidou Rounick as Executrix of the Estate of Herbert Rounick which the Obligor assumed (the "Original Notes");

                  (b) Vasiliki Della Pasvantidou Rounick as Executrix of the Estate of Herbert Rounick sold part of the Original Notes to Hong J. Han and accordingly two notes in similar form were issued in substitution for the Original Notes representing the outstanding principal balance due pursuant to the Original Notes and a pro-rata portion of the accrued and outstanding interest with respect thereto as of November 30, 1997, the Note to Hong J. Han being in the original principal amount of $5,403,125 and the Note to Della Rounick as Executrix of the Estate of Herbert Rounick being in the original principal amount of $1,257,676 (said Notes, as now or hereafter amended, restated or replaced are hereinafter referred to as the "Notes");

                  (c) It is a condition precedent to the Guaranteed Parties accepting the Notes that the original Guarantors confirm the continuation of their existing guaranty by executing and delivering this Guaranty and that Nah Nah Collection Inc., NNCS-NJ LLC and N.N.C.S. LLC as new subsidiaries of The He-Ro Group, Ltd. (parent to Obligor) and affiliates of Obligor as of the date hereof, also guaranty the obligations of the Obligor pursuant to said Notes.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to accept the Notes, the Guarantors hereby agree as follows:

            SECTION 1. Guaranty. The Guarantors hereby unconditionally guarantee the punctual payment and performance when due, of all amounts due and to become due from the Obligor under the Notes, whether at stated maturity, by acceleration, or otherwise including principal, interest, late charges, fees and expenses (such obligations being the "Obligations"), and agree to pay any and all expenses incurred by the Guaranteed Parties in enforcing any rights under this Guaranty.

            SECTION 2. Guaranty Absolute. The Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed
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Parties with respect thereto. The liability of the Guarantors under this
Guaranty shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of the Obligations;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure thereof;

            (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Obligor in respect of the Obligations or the Guarantors in respect of this Guaranty.

            This Guaranty shall continue to be effective or be reinstated, as the case may be,

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Guaranteed Parties upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

            SECTION 3. Waiver. The Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Guaranteed Parties exhaust any right or take any action against the Obligor or any other person or entity or any collateral.

            SECTION 4. Subrogation. The Guarantors will not exercise any rights which they may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Note in any order which the Guaranteed Parties may, in their discretion, elect. If (i) the Guarantors shall make payment to the Guaranteed Parties of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Guaranteed Parties will, at the Guarantors' request, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Obligations resulting from such payment by the Guarantors.

            SECTION 5. Consent to Jurisdiction. (a) The Guarantors hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and the


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Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantors irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantors at their address specified in Section 7. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Nothing in this Section shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or affect the right of the Guaranteed Parties to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

            SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Guaranteed Parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to any of the Guarantors mailed or delivered to them, addressed to 550 Seventh Avenue, New York, New York, 10018, Attention President, if to the Guaranteed Parties, mailed or delivered to Hong J. Han at 12 Timberline Drive, Alpine, New Jersey 07620 and to Vasiliki Della Pasvantidou Rounick at 15 West 53rd Street, New York, New York, 10019 or as to each party at such other address as shall be designated by such party in a written notice to the other party sent in accordance with the terms hereof. All such notices and other communications shall be sent by a nationally recognized overnight delivery service, by hand or by certified mail return receipt requested and shall be deemed delivered upon receipt or refusal. Any notice sent by any party pursuant to this Guaranty can be sent by a representative of such party including counsel.

            SECTION 8. No Waiver; Remedies. No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty,
(ii) be binding upon the Guarantors, their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Guaranteed Parties may assign or otherwise transfer all or any party of their respective Notes to any other person, and such subsequent holder thereof shall thereupon become vested with all the powers and rights in respect thereof granted to the Guaranteed Parties herein or otherwise.


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            SECTION 10. Joint and Several Liability. The Guarantors shall be jointly and severally liable hereunder, and the word "Guarantors" wherever used herein shall be construed to refer to the undersigned or any one or more of them. This Guaranty shall not be revoked or impaired as to any one or more of such parties by the dissolution, bankruptcy or insolvency (however defined) of any of the others or by the release of any liabilities hereunder of any one or more of such parties.

            SECTION 11. Subordination. The indebtedness evidenced by the Notes and the obligations of the Guarantors pursuant to this Guaranty have been subordinated to indebtedness owed by the Obligor and certain affiliates to (a) Heller Financial Inc. pursuant to a Factoring and Revolving Inventory Loan and Security Agreement of even date herewith and all present and future related agreements as now or hereafter amended or supplemented and (b) Hong J. Han as the assignee and successor of Marine Midland Bank, N.A., as agent for itself and certain other banks as more fully set forth in agreements with such lenders as in effect from time to time.

            SECTION 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

            SECTION 13. Rights of Guaranteed Parties. The Guarantors acknowledge that the rights of the Guarantied Parties pursuant to this Guaranty are subject to the terms and provisions of the Debt Purchase and Intercreditor Agreement among the Guaranteed Parties and the Obligor of even date herewith as now or hereafter amended.

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            IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by an authorized officer as of the date first above written.

                                The He-Ro Group, Ltd.
                                Nah Nah Collections, Inc.
                                HRNL, Inc.
                                European Collections of Silverthorne, Inc.
                                European Collections of Queenstown, Inc.
                                European Collections of Williamsburg Inc.
                                European Collections Outlet, Inc.
                                European Collections of Chattanooga, Inc.
                                European Collections of Gilroy Inc.
                                European Collections of Harriman Inc.
                                European Collections of Reading Station, Inc. NNCS-NJ LLC
                                N.N.C.S. LLC
                                Colorado Textile, Inc.
                                H.R.I., Inc.
                                H.R.M.E. Inc.
                                HRI Palmer Corporation
                                HRSB, Inc.
                                N.R.T. Company, Inc.
                                Nouvelle Sportive, Inc.
                                Silhoutte, Inc.
                                Designer Collections of Pocono, Inc.
                                European Collections of Birch Run, Inc.
                                European Collections of Kenosha, Inc.
                                L'Estelle Fashion Corporation
                                Group Apparel He Ro Far East Limited (Hong Kong) HE RO (Europe) Limited
                                Gruppo Italiano Limited
                                Klaxon Bay Limited
                                Dunard Limited


                                By: /s/ Sam Kaplan
                                   -----------------------------------------
                                    Sam Kaplan, Vice President of each


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